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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12



                                  iVoice, Inc.
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

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     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

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     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5.   Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ____________________________________________

     (2)  Form, Schedule or Registration Statement No.: ______________________

     (3)  Filing Party: ______________________________________________________

     (4)  Date Filed: ________________________________________________________

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

                                  IVOICE, INC.
                                 750 HIGHWAY 34
                                MATAWAN, NJ 07747



Dear Shareholder:

     You are cordially invited to attend the 2005 Annual Meeting of the shareholders of iVoice, Inc. to be held on January 19, 2006, at the xxxx at 11:00 a.m., local time. All holders of our Class A Common Stock and Class B Common Stock as of the close of business on November 21, 2005 are entitled to vote at the 2005 Annual Meeting.

     Enclosed is a copy of the notice of 2005 Annual Meeting of shareholders, a proxy statement, a proxy card, an Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

     We hope you will be able to attend the meeting. Whether or not you plan to attend, please sign and date the enclosed proxy card as promptly as possible in order to ensure your representation at the meeting. Returning the signed proxy card will not prevent you from voting in person at the meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.


                                                     Sincerely,


                                                     Jerome Mahoney
                                                     President and
                                                     Chief Executive Officer
                                                     Matawan, New Jersey
December 16, 2005

                                  IVOICE, INC.
                                 750 HIGHWAY 34
                                MATAWAN, NJ 07747

                  NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 19, 2006

                              _____________________


     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the shareholders of iVoice, Inc. ("iVoice" or the "Company")) is to be held on January 19, 2006, at the XXXXXXXX at 11:00 a.m., local time, for the following purposes:

     1. To approve the grant of discretionary authority for the Board of Directors to declare a cash dividend to Class A Common Stock shareholders of $1.5 million.

     2. To approve the grant of discretionary authority for the Board of Directors to effect the repurchase of sixty percent (60%) of the issued and outstanding Class B Common Stock shares for $1.5 million.

     3. To approve the grant of discretionary authority for the Board of Directors to effect a 1 for 200 reverse split of the Class A Common Stock by amending the Certificate of Incorporation.

     4. To consider and approve the authorization of 10 billion or 20 billion shares of Class A Common Stock, as the case may be.

     5. To approve the grant of discretionary authority for the Board of Directors to effect the buyback by the Company of the Class A Common Stock.

     6.   To elect Jerome Mahoney and Frank Esser to the Board of Directors.

     7. To consider and approve the iVoice, Inc. Amended and Restated 2003 Stock Incentive Plan (the "2005 Plan").

     8. To ratify our Board of Directors' selection of Bagell Josephs Levine & Company, LLC to audit our financial statements for the fiscal year ending December 31, 2005.

     9. Filing an amendment to our Certificate of Incorporation to change our name to [XYZ Corp.]

     10. To transact such other business as may properly come before this 2005 Annual Meeting or any adjournment or postponement thereof.

     The foregoing proposals are more fully described in the accompanying proxy statement.

     The Board of Directors has fixed the close of business on November 21, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at this 2005 Annual Meeting and at any adjournment or postponement thereof.

     We are first mailing this proxy statement on or about December 16, 2005.

                                         By Order of the Board of Directors
                                         Jerome Mahoney
                                         President and
                                         Chief Executive Officer
December 16, 2005                        Matawan, New Jersey



     All shareholders are cordially invited to attend the 2005 Annual Meeting in person. Whether or not you expect to attend the meeting, we urge you to complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the 2005 Annual Meeting. Returning the signed proxy card will not prevent you from voting in person at the 2005 Annual Meeting, if you so desire, but will help us to secure a quorum and reduce the expense of additional proxy solicitation.

                                  IVOICE, INC.
                     PROXY STATEMENT FOR 2005 ANNUAL MEETING
                          OF SHAREHOLDERS TO BE HELD ON
                                JANUARY 19, 2006
                              _____________________

                                 PROXY STATEMENT
                              _____________________

                                VOTING AND PROXY



     iVoice, Inc. ("iVoice") is furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors of iVoice for use at the 2005 Annual Meeting of shareholders to be held on January 19, 2006, at XXXXXXX at 11:00 a.m., local time, or at any adjournment or postponement of the meeting. This proxy statement and the accompanying notice of 2005 Annual Meeting, proxy card and Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 are first being mailed to shareholders on or about December 16, 2005.


GENERAL INFORMATION FOR SHAREHOLDERS

     We are soliciting proxies on behalf of the Board of Directors of iVoice, Inc., a New Jersey corporation, for use at the 2005 Annual Meeting of Shareholders to be held at 11:00 a.m. local time on January 19, 2006, at the XXXXX and at any adjournment. This proxy statement is being first sent to our shareholders on or about December 16, 2005.


RECORD DATE AND VOTING

     The proposals to be voted on at the 2005 Annual Meeting are described in detail in this proxy statement. Shareholders of record at the close of business on November 21, 2005, are entitled to notice of, and to vote at the 2005 Annual Meeting. At the close of business on that date, there were outstanding and entitled to vote 9,994,728,373 shares of our Class A Common Stock and 1,670,514 Class B Common Stock shares that may vote an equivalent of 27,385,475,410 Class A Common Stock shares. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by that shareholder on the record date and each share of Class B Common Stock may exercise that number of Class A Common Stock votes equal to the number of Class A Common Stock shares that each Class B Common Stock share may be converted into on the record date of the 2005 Annual Meeting.

     If a choice as to the matters coming before the 2005 Annual Meeting has been specified by a shareholder on a returned proxy card, the shares will be voted accordingly. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED IN THE NOTICE OF 2005 ANNUAL MEETING SENT TO SHAREHOLDERS AND IN THIS PROXY STATEMENT.

     Abstentions and broker non-votes (that is, shares voted by means of a proxy card submitted by a broker or nominee that specifically indicates the lack of discretionary authority to vote on the proposals) are counted for purposes of determining the presence or absence of a quorum at the 2005 Annual Meeting. For purposes of determining whether a majority of votes present at the 2005 Annual Meeting have approved a given proposal, abstentions will have the same effect as negative votes, whereas broker non-votes will not be counted.

     To ensure that your shares are voted at the 2005 Annual Meeting, please complete, date, and sign the enclosed proxy card and return it as soon as possible in the accompanying postage-prepaid return envelope.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised. A shareholder may revoke a proxy either by filing with our corporate secretary at our principal executive offices at 750 Highway 34, Matawan, New Jersey 07747, a duly executed proxy card bearing a later date or by attending the 2005 Annual Meeting and voting that shareholder's shares in person. Persons who hold shares of our Class A Common Stock in street name may revoke their proxy by contacting their broker to obtain a legal ballot and filing that ballot bearing a later date with our corporate secretary at our principal executive offices or by attending the 2005 Annual Meeting and voting that ballot in person.

SOLICITATION

     We will pay all expenses related to soliciting proxies in connection with the 2005 Annual Meeting, including the cost of preparing, assembling, printing, and mailing all materials being sent to our shareholders. We will furnish copies of those materials to any brokerage house, fiduciary, or custodian holding in its name shares that are beneficially owned by others so that they may forward those materials to the beneficial owners. To ensure that a quorum is present in person or by proxy at the 2005 Annual Meeting, it may be necessary for certain of our officers, directors, employees, or other agents to solicit proxies by telephone, facsimile, or other means. Currently we do not intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

     If you wish to present a shareholder proposal at the next meeting of shareholders that we hold after the meeting to be held on January 19, 2006, you must send us that proposal by October 1, 2006. If, however, the date of the next Annual Meeting is changed by more than 30 days from December 23, 2006, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

ADDITIONAL MATERIALS

     We are mailing with this proxy statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. These documents are incorporated in, and constitute a part of this proxy statement.

OTHER MATTERS

     Other than the proposals described in this proxy statement, we know of no matters that will be presented for consideration at the 2005 Annual Meeting. If any other matters properly come before the 2005 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as our Board of Directors recommends the shares they represent by signing and returning the enclosed proxy card, you are granting the named persons discretionary authority with respect to such other matters.

     Approval of Proposal 1, approval of the grant of discretionary authority for the Board of Directors to declare a $1.5 million cash dividend, requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 2, approval of the grant of discretionary authority for the Board of Directors to repurchase of sixty percent (60%) of the issued and outstanding Class B Common Stock shares requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 3, approval of the grant of discretionary authority for the Board of Directors to declare a 1 for 200 reverse split of the Class A Common Stock requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 4, authorization of 10 billion or 20 billion shares of Class A Common Stock, as the case may be, requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 5, approval of the grant of discretionary authority for the Board of Directors to buyback of the Class A Common Stock from time to time requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Directors are elected by a plurality. Therefore, for Proposal 6, the election of Jerome Mahoney and Frank Esser as directors, the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on Proposal 6.

     Approval of Proposal 7, approval of the iVoice, Inc. 2005 Plan requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 8, ratification of the Board of Directors' selection of Bagell, Josephs, Levine & Company, LLC to audit our financial statements for the fiscal year ending December 31, 2005 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.

     Approval of Proposal 9, approval of an amendment to the Certificate of Incorporation of the Company to change our name to [XYZ Corp] requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting.


AVAILABILITY OF ACCOUNTANTS

     A representative of Bagell, Josephs, Levine & Company, LLC, iVoice's Independent Registered Public Accountants, is not expected to be present at the 2005 Annual Meeting.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT.

The date of this Proxy Statement is December 16, 2005


                                   PROPOSAL 1
          APPROVAL THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
                      DIRECTORS TO DECLARE A CASH DIVIDEND

     As of the quarter ended September 30, 2005, we held cash and cash equivalents valued at over $11 million. The Board of Directors has determined that we have sufficient cash available to fund our activities for the foreseeable future and therefore has sufficient cash reserves to declare a dividend of up to $1.5 million payable to all holders of Class A Common Stock. The Board of Directors determined that a cash dividend of $1.5 million would amount to a sum that would provide a measurable benefit to individual shareholders and at the same time would permit the Company to retain sufficient cash reserves to fund its future working capital needs. The Board considered that: (i) with a declaration of a cash dividend of up to $1.5 million payable to Class A Common Stock shareholders, (ii) a buy-back of up to $1.5 million or 60% of the Class B Common Stock and (iii) a stock buy-back program of up to $1 million of the Class A Common Stock in the open market, the Company would be allocating an aggregate of up to $4 million to increase shareholder value while still retaining approximately $7 million for future working capital needs. The Board decided that $4 million would be the maximum amount of Company resources that it was willing to commit to increase shareholder value, as it wished to retain the remaining cash balance for future working capital needs and possible acquisitions.

     Prior to a recalcution of the number of issued and outstanding Class A Common Stock shares to reflect the proposed reverse stock split set forth in Proposal 3, with the present number of outstanding Class A Common Stock shares, 9,994,728,373 shares, each holder of 1000 Class A Common Stock shares would receive a cash dividend payment of $.15. If the reverse stock split is approved by the shareholders and implemented by the Board of Directors, each holder of 1000 Class A Common Stock post reverse split shares will receive a cash dividend of $30, or $.03 per post reverse stock split share. The sole holder of the Class B Common Stock, Jerome Mahoney, President, Chief Executive Officer, Chief Financial Officer and Director of the Company, has agreed to forego the dividend that he would be entitled to receive by virtue of his ownership of Class B Common Stock shares and has agreed not to convert any of his Class B Common Stock shares until after the record date for dividend.

     Therefore, the Board of Directors has proposed and hereby seeks the grant of discretionary authority for the Board of Directors to declare a cash dividend for $1.5 million, at the Board of Directors' sole discretion in determining whether to declare a dividend at all or the amount of the cash dividend, payable to all shareholders of Class A Common Stock, as of the dividend record date, as determined by the Board of Directors. The Board of Directors reserves the right to determine that it is not in the best interests of the Company to: (i) declare a cash dividend for the full $1.5 million and may reduce the amount of the cash dividend or (ii) not declare a cash dividend at all. It is the Board of Directors' position that shareholder approval for the declaration of a cash dividend is not required under the New Jersey Business Corporation Act. However, the Board of Directors thought that shareholders of the Company should have a voice in deciding whether a cash dividend would be a way for the Company to increase shareholder value. If the shareholders do not approve this proposal, then the Board of Directors will accede to the shareholders' decision and not declare a cash dividend. If this proposal is approved by shareholders granting the Board of Directors discretionary authority to declare a cash dividend, then the Board of Directors will make a decision as the whether it wishes to declare a cash dividend and if so, what size of cash dividend within ninety (90) days of the vote by shareholders approving the proposal. In considering whether to declare a cash dividend, as well as the amount of the dividend, the Board may also take into account whether the other proposals involving the buy-back of up to $1.5 million of Class B Common Stock and/or the buy-back of up to $1 million of the Class A Common Stock were approved by shareholders. The cash dividend, the buy-back of the Class B Common Stock and the buy-back of the Class A Common Stock would, in the aggregate, cost the Company a total of $4 million. If Proposal 3, the Reverse Stock Spilt, is approved by the shareholders, it will be effectuated before the declaration of a cash dividend, if a dividend is declared by the Board of Directors. Approval of Proposal 1 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 1.

     THE BOARD OF DIRECTORS OF IVOICE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE CASH DIVIDEND PROPOSAL 1 AS DESCRIBED ABOVE.


                                   PROPOSAL 2
        APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
         DIRECTORS TO REPURCHASE OF UP TO 60% OF THE OUTSTANDING CLASS B
                      COMMON STOCK SHARES FOR $1.5 MILLION

     As of the record date there are 1,670,514 shares of Class B Common Stock, no par value per share, outstanding. These shares are convertible into Class A Common Stock at a conversion price calculated by dividing the number of Class B Common Stock Shares being converted by fifty percent (50%) of the lowest price that the Company had previously issued its Class A Common Stock since the Class B Common Stock Shares were issued. As of the record date, this conversion price is $.000061. All of the outstanding Class B Common Stock could be converted into 27,385,475,410 shares of Class A Common Stock using the conversion price of $.000061, as calculated on the record date.

     The Board of Directors after due consideration determined that it would be in the shareholder's best interest for the Company to repurchase sixty percent (60%) of the outstanding Class B Common Stock, or 1,002,308 shares, that would substantially eliminate this potential large block Class A Common Stock that could have a material adverse impact upon the stock price and be a source of substantial dilution to the interest of other shareholders. The Board of Directors determined that a buy-back of $1.5 million or 60% of the Class B Common Stock would provide a substantial benefit for the reasons discussed above and at the same time would permit the Company to retain sufficient cash reserves to fund its future working capital needs.

     The Board considered that with a buy-back of up to $1.5 million or 60% of the Class B Common Stock, a declaration of a cash dividend of up to $1.5 million payable to Class A Common Stock shareholders and a stock buy-back program of up to $1 million of the Class A Common Stock in the open market, the Company would be allocating an aggregate of up to $4 million to increase shareholder value while still retaining approximately $7 million for future working capital needs. The Board decided that $4 million would be the maximum amount of Company resources that it was willing to commit to increase shareholder value, as it wished to retain the remaining cash balance for future working capital needs and possible acquisitions. Based upon the conversion price of the Class B Common Stock, as calculated on the record date, sixty percent of the Class B Common Stock, after conversion into Class A Common Stock, would have a market value of $4,929,386, based upon the closing price of $.0003 on the record date for this meeting of shareholders of the Class A Common Stock as quoted on the NASD OTC Bulletin Board. Therefore, the repurchase of the Class B Common Stock for $1.5 million would be at a discount of 69.6% from the market price of the Class A Common Stock. Jerome Mahoney, President, Chief Executive Officer, Chief Financial Officer and Director of the Company is the sole holder of the Class B Common Stock of the Company. If approved by the shareholders, the consummation of this repurchase plan is contingent upon the holder of the Class B Common Stock agreeing to the terms and conditions of any repurchase offer made by the Board of Directors. Mr. Mahoney has advised the Board of Directors that he would agree to the terms and conditions, as set forth above, but reserves the right to revise his intention to sell the Class B Common Stock on these terms and conditions at anytime.

     The proposal set forth herein seeks approval by the shareholders for the Board of Directors of the Company to grant sole discretionary authority to consummate the repurchase of up to sixty percent of the outstanding Class B Common Stock shares of the Company for a total purchase price of $1.5 million. It is the Board of Directors' position that shareholder approval for the repurchase of the Class B Common Stock is not required under the New Jersey Business Corporation Act. However, the Board of Directors thought that shareholders of the Company should have a voice in deciding whether a buy-back of the Class B Common Stock would be a way for the Company to increase shareholder value. If the shareholders do not approve this proposal, then the Board of Directors will accede to the shareholders' decision and not buy-back the Class B Common Stock. If this proposal is approved by shareholders granting the Board of Directors discretionary authority to declare a cash dividend, then the Board of Directors will make a decision as the whether it wishes to declare a cash dividend and if so, what size of cash dividend within ninety (90) days of the vote by shareholders approving the proposal. In considering whether to declare a cash dividend, as well as the amount of the dividend, the Board may also take into account whether the other proposals involving the buy-back of up to $1.5 million of Class B Common Stock and/or the buy-back of up to $1 million of the Class A Common Stock were approved by shareholders. The cash dividend, the buy-back of the Class B Common Stock and the buy-back of the Class A Common Stock would, in the aggregate, cost the Company a total of $4 million. Approval of Proposal 2 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 2.

     THE BOARD OF DIRECTORS OF IVOICE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" REPURCHASE OF UP TO 60% OF THE OUTSTANDING CLASS B COMMON STOCK SHARES FOR $1.5 MILLION


                                   PROPOSAL 3
          APPROVAL THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
      DIRECTORS TO AMEND IVOICE'S CERTIFICATE OF INCORPORATION TO EFFECT A
          ONE FOR TWO HUNDRED REVERSE SPLIT OF THE CLASS A COMMON STOCK

GENERAL

     The Board of Directors has unanimously approved a proposal to amend the Company's Certificate of Incorporation to implement a reverse stock split of the Company's Class A Common Stock equal to a ratio of one-for-two hundred ("Reverse Split"), at any time within 90 days after stockholder approval of this proposal is obtained at the 2005 Annual Meeting, with the Board having sole discretion as to whether or not to effect the Reverse Split. The Board of Directors also may choose not to implement the Reverse Split at all in its sole discretion.

     After the filing of an amendment to the Certificate of Incorporation ("Amendment") with the State of New Jersey, the Reverse Split will be effective ("Effective Date"), and each stock certificate representing shares of Class A Common Stock outstanding immediately prior to the Reverse Split ("Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent a fraction of such number of shares of Class A Common Stock after the Reverse Split ("New Shares"). No fractional New Shares will be issued as a result of a Reverse Split. In lieu thereof, each stockholder whose Old Shares are not evenly divisible will receive one additional New Share for the fractional New Share that such stockholder would otherwise be entitled to receive as a result of a Reverse Split. After the Reverse Split becomes effective, stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the stockholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to a fraction of the number of Old Shares (plus one additional New Share where such Old Shares are not evenly divisible).

     At the present time, the Company's Certificate of Incorporation authorizes a total of 10 billions Class A Common Stock shares. As of the record date, the Company had 9,994,728,373 Class A Common Stock shares outstanding, with only 5,271,627 shares remaining for future issuance. Should this proposal be authorized by the shareholders and the Reverse Split be effectuated, the Company will thereafter have 49,973,642 shares outstanding, with only 5,271,627 shares remaining for future issuance. The 10 billion shares of authorized Class A Common Stock will not be effected by the Reverse Split. For this reason, the Board of Directors unanimously approved an increase in the total authorized of Class A Common Stock shares to 20 billion, should the Reverse Split not be approved by shareholders and has submitted this proposal to be voted on by the shareholders under Proposal 4. The Class A Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights that presently characterize the Class A Common Stock will not be altered by the Reverse Split. Although the number of Class B Common Stock shares will be unaffected by the Reverse Split, the conversion price for the Class B Common Stock will be adjusted to reflect the Reverse Split and therefore, the number of Class A Common Stock issuable upon conversion of the Class B Common Stock shares will be adjusted, as will the number of Class A Common Stock equivalent votes that may be cast by the Class B Common Stock shareholder. Following the Reverse Split, using the conversion price as calculated on the record date, adjusted for the Reverse Split, the Class B Common Stock would be convertible into 136,927,377 shares of Class A Common Stock and would be able to cast an equivalent number of Class A Common Stock votes.

PURPOSES OF A REVERSE SPLIT

     The Board of Directors believes that the Reverse Split is desirable for several reasons:

     The Reverse Split also should enhance the acceptability of the Class A Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Class A Common Stock caused by the Reverse Split is expected to increase the market price of the Class A Common Stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. A Reverse Split should result in a price level for the Class A Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Class A Common Stock. The expected increased price level also may encourage interest and trading in the Class A Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Class A Common Stock outstanding after the Effective Date.

     However, there can be no assurance that any or all of these results will occur. If, for example, a one-for-two hundred Reverse Split is implemented, there can be no assurance that the market price per New Share after the Reverse Split will be two hundred times the market price per Old Share before the

Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there can be no assurance that the market for the Class A Common Stock will improve. Stockholders should note that the Board of Directors cannot predict what effect a Reverse Split will have on the market price of the Class A Common Stock.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF IVOICE'S COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED REVERSE SPLIT OR THAT THE PER SHARE MARKET PRICE OF IVOICE'S COMMON STOCK FOLLOWING THE REVERSE SPLIT WILL EITHER EXCEED OR REMAIN HIGHER THAN THE CURRENT PER SHARE MARKET PRICE.

     There can be no assurance that the market price per new share of iVoice common stock (the "New Shares") after the Reverse Split will rise or remain constant in proportion to the reduction in the number of old shares of iVoice common stock (the "Old Shares") outstanding before the Reverse Split. For example, based on the market price of iVoice's common stock on November 29, 2005 of $.0004 per share, if the Board of Directors decided to implement the Reverse Split ratio of one-for-two hundred, there can be no assurance that the post-split market price of iVoice's common stock would be $.08 per share or greater.

     Accordingly, the total market capitalization of iVoice's common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of iVoice's common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. In many cases, the total market capitalization of a company following a Reverse Split is lower than the total market capitalization before the Reverse Split.

     THERE CAN BE NO ASSURANCE THAT THE REVERSE SPLIT WILL RESULT IN A PER SHARE PRICE THAT WILL ATTRACT INSTITUTIONAL INVESTORS AND BROKERS.

     While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors and brokers.

     THERE CAN BE NO ASSURANCE THAT THE REVERSE SPLIT WILL RESULT IN A PER SHARE PRICE THAT WILL INCREASE IVOICE'S ABILITY TO ATTRACT AND RETAIN EMPLOYEES.

     While the Board of Directors believes that a higher stock price may help iVoice attract and retain employees who are less likely to work for a company with a low stock price, there can be no assurance that the Reverse Split will result in a per share price that will increase iVoice's ability to attract and retain employees and other service providers.

     A DECLINE IN THE MARKET PRICE FOR IVOICE'S COMMON STOCK AFTER THE REVERSE SPLIT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE SPLIT, AND THE LIQUIDITY OF IVOICE'S COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING A REVERSE SPLIT.

     The market price of iVoice's common stock will also be based on iVoice's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of iVoice's common stock declines, the percentage decline as an absolute number and as a percentage of iVoice's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of iVoice's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

EFFECT OF A REVERSE SPLIT

     A Reverse Split will be effected by means of filing the Amendment to the Certificate of Incorporation with the State of New Jersey. The Company is authorized to issue 10 billion shares of Class A Common Stock. The par value of the Company's Class A Common Stock will remain unchanged at no par value per share and the number of authorized shares of the Company's Class A Common Stock will remain unchanged. As of November 21, 2005, the record date of the 2005 Annual Meeting, there were 9,994,728,373 Old Shares issued and 9,994,128,373 Old Shares outstanding. The difference between the number of Old Shares issued and outstanding accounts for the 600,000 shares listed as Treasury Stock that is accounted for as being issued, but not outstanding.


     Because the Reverse Split would apply to all issued and outstanding shares of the Company's Class A Common Stock and outstanding rights to purchase the Company's Class A Common Stock or to convert other securities into the Company's Class A Common Stock, the proposed Reverse Split would not alter the relative rights and preferences of existing stockholders.

     If the proposed Reverse Split is approved at the 2005 Annual Meeting and effected by the Board of Directors, some stockholders may consequently own less than one hundred shares of the Company's Class A Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following implementation of a Reverse Split may be required to pay higher transaction costs should they subsequently determine to sell their shares of Class A Common Stock.

     If a Reverse Split is approved by the requisite vote of the stockholders, stockholders have no right under New Jersey law or the Company's Certificate of Incorporation or By-laws to dissent from a reverse stock split or to dissent from the payment of cash in lieu of issuing fractional shares.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date of a Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Fidelity Transfer Company, the Company's exchange agent ("Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares into which his Old Shares have been reclassified and changed as a result of the Reverse Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until he or she has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the federal income tax consequences of a Reverse Split is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. ACCORDINGLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS FOR AN ANALYSIS OF THE EFFECT OF THE TRANSACTION CONTEMPLATED BY THE PROPOSED AMENDMENT ON THEIR RESPECTIVE TAX SITUATIONS.

     The transactions contemplated by the Amendment constitute a "recapitalization" of the Company within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Therefore, neither the Company nor its stockholders will recognize any gain or loss for federal income tax purposes to the extent that issued shares of Class A Common Stock are exchanged for a reduced number of shares of Class A Common Stock.

     The shares of Class A Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Class A Common Stock held by such stockholder immediately prior to the Effective Date. A stockholder's holding period for the shares of Class A Common Stock to be issued will include the holding period for the shares of Class A Common

Stock held thereby immediately prior to the Effective Date provided that such shares of Class A Common Stock were held by the stockholder as capital assets on the Effective Date.

Approval of Proposal 3 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO IVOICE'S BOARD OF DIRECTORS TO AMEND IVOICE'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF IVOICE'S CLASS A COMMON STOCK EQUAL TO A RATIO OF ONE-FOR-TWO HUNDRED AT ANY TIME WITHIN 90 DAYS AFTER STOCKHOLDER APPROVAL OF THIS PROPOSAL.


                                   PROPOSAL 4
     APPROVE THE AUTHORIZATION OF 10 BILLION OR 20 BILLION SHARES OF CLASS A
                        COMMON STOCK, AS THE CASE MAY BE

     As of the record date for this 2005 Annual Meeting, the Company had 10 billion Class A Common Stock shares authorized, 9,994,728,373 Class A Common Stock shares issued and 5,271,627 Class A Common Stock shares remaining authorized and unissued. Therefore, for the Company to continue to raise capital through the issuance of its Class A Common Stock and fund its working capital needs, the number of authorized Class A Common Stock shares must be increased.

     On June 15, 2005, the Company received funding for $5 million by delivering as secured promissory note to Cornell Capital Partners, LP. ("Cornell"). Rather than repay this promissory note and deplete its working capital, the Company would like to have the ability repay this note through the issuance of Class A Common Stock. In 2003, the Company had entered into a Standby Equity Distribution Agreement for Cornell to purchase up to $20 million of the Company's Class A Common Stock. This agreement has expired; however, a similar agreement has been contemplated, although nothing definitive has been decided at the present time. With this financing in place, the Company would be able to repay the promissory note held by Cornell and fund future acquisitions and working capital needs as required. However, due to the small number of authorized and unissued shares remaining, this form of future financing is not available to the Company.

     The Board of Directors has decided that rather than repaying a portion of this $5 million promissory note, the Board has recommended that the shareholders approve a cash dividend of up to $1.5 million, a buy-back of $1.5 million of Class B Common Stock and a buy-back program of up to $1 million of Class A Common Stock, for an aggregate of $4 million. The Board would like to have the option to take these actions to increase shareholder value and repay this debt through the issuance of new Class A Common Stock or cash on hand. No decision regarding repayment of this promissory note has been made.

With the increase in the authorized but unissued shares of our capital stock, these are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of our Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Company's board of directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price. Some of the provisions of our certificate of incorporation and bylaws may have the effect of making the acquisition of control of iVoice in a transaction not approved by our Company's board of directors more difficult. However, there are no plans at the present time to adopt any plans, proposals or other provisions or enter into any other arrangements that may have material anti-takeover consequences.

     Should Proposal 3, the Reverse Split, be approved by shareholders, the number of issued and outstanding Class A Common Stock shares will be reduced to 49,973,642 shares, once the Reverse Split is completed. However, only 5,271,627 Class A Common Stock shares remain authorized and unissued, available for future issuance, as the balance of the previously authorized 10 billion shares had previously been issued. Therefore, if the Reverse Split is approved by shareholders under Proposal 3, under this proposal, the Board of Directors has proposed that the shareholders re-authorize 10 billion Class A Common Stock shares, resulting in 9,950,026,358 shares available for future issuance. However, should Proposal 3 not be approved by shareholders and the number of authorized, issued and outstanding shares remain at 9,994,728,373 shares, with 5,271,627 shares remaining available for future issuance, then the Board has proposed an increase in the authorized number of shares to 20 billion. In this way, the number of shares available for future issuance would equal 10,005,271,627 shares. If either of these proposals are approved by shareholders at this 2005 Annual Meeting, management will file an Amendment to the Company's Certificate of Incorporation to effect whichever proposal is approved by shareholders.

     Approval of Proposal 4 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION WHEREBY THE NUMBER OF AUTHORIZED CLASS A COMMON STOCK SHARES SHALL BE EITHER 10 BILLION, IF THE REVERSE SPLIT IS APPROVED OR 20 BILLION SHARES, IF THE REVERSE SPLIT IS NOT APPROVED, AS THE CASE MAY BE.


                                   PROPOSAL 5
          APPROVE THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF
        DIRECTORS TO BUYBACK UP TO $1 MILLION OF THE CLASS A COMMON STOCK

     The Board of Directors has proposed the grant of discretionary authority to the Board of Directors to the buyback of up to $1 million of the Company's Class A Common Stock in the open market. The Board of Directors feels that this use of a portion of the cash reserves may benefit shareholders by improving the market price of the Company's Class A Common Stock as traded on the NASD Over the Counter Bulletin Board. The Board of Directors considered the following factors in approving a stock buy-back program:

     a. In a stock buy-back program, the number of outstanding shares is reduced thereby reducing the number of shares used in calculating the earnings per share. To the extent the Company's stock price trades at a certain multiple of the Company's earnings per share, this could have a beneficial effect upon the Company's stock price. Although iVoice has never been profitable, should this situation change, the stock buy-back program may have a beneficial effect on the stock price.
     b. When a company reduces the amount of shares outstanding by declaring a stock buy back program, each of your shares becomes more valuable as it represents a greater percentage of equity in the company. This reduction in the number of shares also decreases the supply of common stock in the market, while at the same time not decreasing the demand for the Company's common stock. This decrease in supply and no changes in demand may have a positive effect on the Company's stock price.
     c. Stock buy back programs are not good if the company pays too much for its own stock. If the Board of Directors felt that the Company's common stock was overpriced, it would initiate or continue a stock buy-back program.
     d. A stock buy-back program may reduce the valuation of the Company as the Company would be using its limited capital resources to purchase shares in the open market. To the extent a portion of the Company's stock value is derived from the cash reserves of the Company, this may have an overall negative affect on the valuation of the Company.

     There can be no guarantee that the buyback of the Class A Common Stock will have a positive effect, or any effect, upon the stock price. It is the Board of Directors' position that shareholder approval is not required under the New Jersey Business Corporation Act for the Board to properly authorize the buyback of the Company's Class A Common Stock. However, the Board of Directors thought that shareholders of the Company should have a voice in deciding whether a buy-back of the Class A Common Stock would be a way for the Company to increase shareholder value. If the shareholders do not approve this proposal, then the Board of Directors will accede to the shareholders' decision and not buy-back the Class A Common Stock. If this proposal is approved by shareholders granting the Board of Directors discretionary authority to buy-back shares of the Class A Common Stock, then the Board of Directors will make a decision as the whether it wishes to commence a buy-back program and if so, what dollar amount of the Class A Common Stock it will attempt to purchase in the open market within ninety (90) days of the vote by shareholders approving the proposal. In considering whether to buy-back the Class A Common Stock shares, as well as the dollar amount of the stock buy-back program, the Board may also take into account whether the other proposals involving the buy-back of up to $1.5 million of Class B Common Stock and/or the cash dividend of up to $1.5 million were approved by shareholders. The cash dividend, the buy-back of the Class B Common Stock and the buy-back of the Class A Common Stock would, in the aggregate, cost the Company a total of $4 million.

     Approval of Proposal 5 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 5.

THE BOARD OF DIRECTORS OF IVOICE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE GRANT OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS TO BUYBACK UP TO $1 MILLION OF THE CLASS A COMMON STOCK


                                   PROPOSAL 6
                              ELECTION OF DIRECTORS

     iVoice's bylaws provide that the Board of Directors shall consist of at least one and no more than five directors, with the exact number set by the Board of Directors. The current number is set at two. iVoice's current board consists of two directors, Jerome Mahoney and Frank Esser who have both been nominated and have agreed to stand for reelection to the Board of Directors. Their term shall each be for one year, or until the next shareholders' meeting, whichever is earlier, and shall serve until there replacement is elected and duly qualified.

     The proxy holders intend to vote all proxies received by them in favor of the election of both Messrs. Mahoney and Esser, unless instructions to the contrary are marked on the proxy card. If Messrs. Mahoney and Esser are either unable or decline to serve as a director subsequent to their election at the 2005 Annual Meeting, an event not now anticipated, the proxies will be voted for any nominee designated by the Company's present board. However, the proxy holders may not vote proxies for a greater number of persons than the number of nominees named on the proxy card.

REQUIRED VOTE OF STOCKHOLDERS AND BOARD RECOMMENDATION

     Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting. This means that the director nominee with the most votes for a particular slot on the board is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions and broker non-votes will have no effect on Proposal 6.



     IVOICE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF JEROME MAHONEY AND FRANK ESSER AS A DIRECTOR.

                                   PROPOSAL 7
               APPROVAL OF IVOICE, INC. 2005 STOCK INCENTIVE PLAN

     iVoice's Board of Directors has unanimously approved the adoption of the iVoice, Inc. 2005 Stock Incentive Plan (the "2005 Plan") and recommends that the shareholders approve and adopt the 2005 Plan proposal. The 2005 Plan is included as APPENDIX A to this proxy statement.

PURPOSE

     The 2005 Plan was adopted by the Board of Directors on December 20, 2005 to provide a means by which employees, members of the Board of Directors or consultants of iVoice (and any subsidiary of iVoice designated by the iVoice Board of Directors to participate in the Plan) may be given an opportunity to acquire shares of iVoice common stock. The 2005 Plan provides that the number authorized shares shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company's Class A Common Stock, no par value per share, as determined by the Board from time to time. The Board felt that this provision would provide the Company with added flexibility to increase the number of shares authorized under the 2005 Plan as the number of outstanding Class A Common Stock shares increase over the years.

ADMINISTRATION

     The Board of Directors of iVoice, or a committee composed of two or more members of the board, is authorized to administer the 2005 Plan. If administration is delegated to a committee, such committee will have, in connection with the administration of the 2005 Plan, the powers possessed by the board. As used herein with respect to the 2005 Plan, the "board" refers to the committee as well as the board itself.

     The board has the power to construe and interpret the 2005 Plan and, subject to the provisions of the 2005 Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, in addition to cash, that may be used to pay the purchase price upon exercise of the option, and other terms of the option.

SHARES SUBJECT TO THE 2005 PLAN

     Pursuant to the 2005 Plan, the Class A Common Stock underlying the options that may be issued pursuant to awards under the 2005 Plan shall not exceed in the aggregate twenty percent (20%) of the outstanding number of iVoice Class A Common Stock shares, as determined by the Board of Directors or the committee that administrators the 2005 Plan, from time to time. If any option is surrendered (except surrender for shares of common stock) or for any other reason ceases to be exercisable, in whole or in part, without having been exercised in full, the stock not purchased under such option will revert to and again become available for issuance under the 2005 Plan.

ELIGIBILITY

     Incentive stock options may be granted only to employees (including officers and directors who are employees). Non-statutory stock options may be granted to employees, directors, officers, independent contractors, and consultants. All of iVoice's executive officers, employees, consultants and directors are eligible to receive grants under the 2005 Plan.

     No person is eligible for the grant of an incentive stock option, if at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of iVoice (a "10% Shareholder") unless the exercise price of such option is at least 110% of the fair market value of such common stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all such plans of iVoice and its affiliates) may not exceed $100,000 dollars.

TERMS OF OPTIONS

     TERM. No option is exercisable after the expiration of ten (10) years from the date it was granted, except for a 10% Shareholder for which the expiration shall be no more than five (5) years.

     EXERCISE/PURCHASE PRICE. The exercise price of each option will not be less than 100% of the fair market value of the common stock on the date of grant, except for a 10% Shareholder for which the exercise price shall be no less than 110% of the fair market value of the common stock on the date of grant.

     CONSIDERATION. The purchase price of stock acquired pursuant to an option is paid either in cash at the time the option is exercised or at the discretion of the committee, (i) by delivery of already owned common stock of iVoice or by withholding common stock otherwise deliverable upon exercise of the discretionary option, (ii) by delivery on a form prescribed by the committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to iVoice in payment for the stock, (iii) by delivery of the optionee's promissory note with such provisions as the committee determines appropriate, or (iv) any combination of the foregoing (including cash). If the exercise price of an option is paid by withholding common stock otherwise deliverable upon exercise of the option, the committee may issue the optionee an additional option to purchase a number of shares of common stock equal to the number of shares withheld. This additional option shall have the same terms as the option that was exercised except that its exercise price shall be the fair market value of the common stock on the date of grant of the additional option.

     The committee may, in its sole discretion, authorize the surrender of all or part of an unexercised option (excluding non-discretionary options described below) and authorize a payment thereof of an amount equal to the difference between the aggregate fair market value of the common stock subject to such option and the aggregate option price of such common stock. Such payment may be made in cash, shares of common stock (using the fair market value on the date of surrender), or some combination thereof.

     TRANSFERABILITY. An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A non-statutory stock option shall be transferable to the extent permitted by the option agreement covering the option.

     VESTING. The vesting schedule of each stock option granted under the 2005 Plan will be determined by the committee. If any option ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan.

EFFECT OF CERTAIN CORPORATE EVENTS

     If any change is made in the common stock subject to the 2005 Plan or subject to any option granted under the 2005 Plan through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the capital structure of iVoice, appropriate adjustments shall be made by the committee in order to preserve but not increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

     A stock option agreement may provide for accelerated vesting in the event of certain changes in control (all grants to non-employee directors shall so provide). If a stock option agreement contains a change in control provision, it will also provide that the stock option will remain exercisable for the remainder of its term except that it will terminate upon the effective date of a change in control in which iVoice is not the surviving entity, or in which all or substantially all assets of the company are disposed of, sold or transferred, or upon the complete liquidation or dissolution of iVoice.

AMENDMENT OF PLAN AND GRANTS

     The board at any time, and from time to time, may amend the 2005 Plan. However, no amendment will be effective without the consent of shareholders then sufficient to approve the 2005 Plan in the first instance where the amendment will increase the maximum number of shares subject to stock options issued under the 2005 Plan, except as presently permitted under the 2005 Plan or change the designation or class of persons eligible to receive incentive stock options under the 2005 Plan.

     The board may amend the terms of any outstanding option. However, any amendment which would adversely affect the optionee's rights under an outstanding option shall not be made without optionee's written consent. Notwithstanding the foregoing, the board may, without written consent, cancel any outstanding option or accept any outstanding option in exchange for a new option.

TERMINATION OF PLAN

     The board may suspend or terminate the 2005 Plan at any time or from time to time. Unless sooner terminated by the board, the 2005 Plan will terminate on December 19, 2015.

FEDERAL INCOME TAX INFORMATION

     INCENTIVE STOCK OPTIONS. Options granted under the 2005 Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under
Section 422 of the Code.

     There generally are no federal income tax consequences to the optionee or iVoice by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, iVoice will generally be entitled (subject to the requirement of reasonableness, the provision of 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NON-STATUTORY STOCK OPTIONS. Options granted under the 2005 Plan which are not designated as incentive stock options are "non-statutory stock options" which generally have the federal income tax consequences described below:

     There are no tax consequences to the optionee or iVoice by reason of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, iVoice is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, iVoice will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16 of the Exchange Act.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted under the 2005 Plan, when combined with all other types of compensation received by a covered employee from iVoice, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by shareholders. Stock options granted under the 2005 Plan are intended to qualify for the exemption for performance-based compensation.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Although not intended as an anti-takeover measure by iVoice's Board of Directors, one of the possible effects of the 2005 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of directors and key employees. These persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of an attempt.

NEW PLAN BENEFITS

     As stated above, the committee has the authority to determine the amounts, terms and grant dates of options to be granted in the future to eligible employees or eligible directors or consultants under the 2005 Plan. To date, no such determinations have been made and, as a result, it is not possible to state such information.

     The 2005 Plan is submitted for shareholder approval to satisfy Section 422 of the Internal Revenue Code (the "Code") that requires that for an stock option to qualify as an Incentive Stock Option, as defined in the Code, "the option is granted pursuant to a plan which includes the aggregate number of shares which may be issued under options and the employees (or class of employees) eligible to receive options, and which is approved by the stockholders of the granting corporation within 12 months before or after the date such plan is adopted". The Board of Directors has made no determination as to who will be granted stock options and/or stock awards under the 2005 Plan.

     Approval of Proposal 7 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 7.


     THE BOARD OF DIRECTORS OF IVOICE UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 2005 PLAN PROPOSAL.

                                   PROPOSAL 8
                            RATIFICATION OF SELECTION
                  OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Our board has appointed the firm of Bagell, Josephs, Levine & Company, LLC, independent registered public accountants, to audit our financial statements for the year ending December 31, 2005, and is asking the shareholders to ratify this appointment. Bagell, Josephs, Levine & Company, LLC had audited our financial statements for the fiscal year ended December 31, 2004. Bagell, Josephs, Levine & Company, LLC has advised us that neither the firm nor any of its associates has any material relationship with iVoice or any of its subsidiaries.

     If our shareholders fail to ratify appointment of Bagell, Josephs, Levine & Company, LLC, the board will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the board believes that such a change would be in the best interests of iVoice and its shareholders.

     No representative of Bagell, Josephs, Levine & Company, LLC will be present at the 2005 Annual Meeting.

     Approval of Proposal 8 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 8.


AUDIT FEES

     The following table sets forth fees billed to the Company by the Company's independent registered public accounting firm for the year ended December 31, 2004 and December 31, 2003 for (i) services rendered for the audit of the Company's annual financial statements and the review of the Company's quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

     SERVICES                                        2004                2003
     --------                                      -------             -------
     Audit Fees                                    $19,299             $19,775
     Audit - Related Fees                               --                  --
     Tax fees                                      $ 2,350             $ 1,000
     All Other Fees                                     --                  --
     Total                                         $21,649             $20,775


     Prior to engaging our accountants to perform a particular service, our Audit Committee obtains an estimate for the service to be performed. All of the services described above were approved by the Audit Committee in accordance with its procedures.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF BAGELL, JOSEPHS, LEVINE & COMPANY, LLC TO SERVE AS IVOICE'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2005.

                                   PROPOSAL 9
           FILING OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                        TO CHANGE OUR NAME TO [XYZ CORP.]

     On December 23, 2005, our board of directors authorized, subject to approval by our shareholders, amending our certificate of incorporation to change our name to [xyz Corp.]

NAME CHANGE

     The aim of this name change is to make our name more unique with no connotations to any one business and unrelated to voice telephony services. This will permit the Company to move away form the previous business of exclusively voice telephony services. Shareholders will not be required to submit their stock certificates for exchange. Following effectiveness of the name change, all new stock certificates that we issue will be overprinted with our new name.

VOTE REQUIRED

     Approval of Proposal 9 requires the affirmative vote of a majority of the shares of iVoice common stock entitled to vote at and present in person or represented by proxy at the meeting. Abstentions and broker non-votes will have no effect on Proposal 7.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION WHEREBY THE NAME OF THE COMPANY BE CHANGED TO [XYZ CORP.]


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH
SECTION 16(A) OF THE EXCHANGE ACT.

     The Company has two directors and one principal officer. Mr. Mahoney has served as President, Chief Executive Officer, Chief Financial Officer and Director shown since May 1999, and is expected to continue to serve until the next Annual Meeting of Shareholders. Mr. Esser has served as a Director since February 24, 2004.

                                                          Period Served as
Name                   Age         Position               Officer\Director
-----------------     -----        ---------------        ------------------
Jerome R. Mahoney      44          President, CEO,        5-21-99 to present
                                   CFO, Director

Frank V. Esser         66          Director               2-24-04 to present



BUSINESS EXPERIENCE

     JEROME R. MAHONEY. Mr. Mahoney has been our Chief Executive Officer and our sole director since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which we merged with on May 21, 1999. Since January 2003, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of Trey Resources, Inc. Since August 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of Deep Field Technologies, Inc., iVoice Technology, Inc. and SpeechSwitch, Inc. Since December 2004, Mr. Mahoney has served as Non-Executive Chairman of the Board of Directors of MM2 Group, Inc. Mr.

Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

     FRANK V. ESSER. Board Member since February 2004 and the Head of The Audit Committee. Mr. Esser, who is a Certified Public Accountant, from 1959 to 1968, he functioned as Transfer Agent and Head Bookkeeper in the Treasury Department of Texaco Inc. As a certified public accountant with Ernst & Young from 1968 to 1981, he participated in the audits of major publicly traded companies such as J.P. Stevens & Co., Dynamics Corporation of America, and Phillips - Van Heusen Corporation, along with law firms, banks, manufacturing companies and other organizations. He also participated in the public offerings of equity and debt and the preparation of SEC filings. In 1981, Mr. Esser accepted the position of Corporate Controller with a client, Grow Group, Inc., a Fortune 500 manufacturer of paints, solvents, and household products. Ascending to the position of Chief Financial Officer in 1987. In 1998, Mr. Esser accepted the position of Senior Associate at Beacon Consulting Associates, adding the title of Vice President in 1999. Since June 2005, Mr. Esser has served as a Director of iVoice Technology, Inc. Mr. Esser holds a BBA degree from Baruch College of the City University of New York and is a Certified Public Accountant in New York State.

     There are no agreements or understandings for the officer or directors to resign at the request of another person and the above-named officers and director is not acting on behalf of nor will act at the direction of any other person.

     The Board of Directors did not meet in 2004 and acted through written unanimous consent on three occasions in 2004.

     Due to the limited number of directors, only one being an independent director, it is not feasible for the Company to have a standing nominating committee. The full Board of Directors considers and participates in the nomination of the director nominees.

     The Company's shareholders may communicate in writing with the Board of Directors by directing their written communication directly to the Board of Director by addressing their communication to the Board of Directors, c/o of the Company, or to an individual member of the Board of Directors, c/o of the Company. Upon receipt of any written communication addressed to the Board of Directors or to an individual member of the Board of Directors, the Company's receptionist will make copies of the communication and will distribute the communication to all members of the Board of Directors, or will distribute a communication addressed to an individual member of the Board of Directors directly to that member of the Board of Directors.

     Attendance by the members of the Board of Directors at the Company's Annual Meeting of Shareholders is requested for all independent board members and is required for all directors who also serve as officers of the Company.


Board Committees

     The Board of Directors only has one committee, the Audit Committee. The Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each interim period and for our year end and our internal financial and accounting controls, and recommends, establishes and monitors our disclosure controls and procedures. For the fiscal year ended December 31, 2004, Frank V. Esser was the sole member and Chairman of the Audit Committee. The Audit Committee met one time in 2004. The Audit Committee has not adopted a written charter.

AUDIT COMMITTEE REPORT

     (1) The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management;

     (2) The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

     (3) The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

     (4) Based on the review and discussions referred to in paragraphs (1) through (3) of this section, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

          Frank Esser
          Chairman of the Audit Committee


     The Company had a number of related party transactions with Mr. Mahoney. Please see below for this information in the section entitled: "Certain Relationships and Related Transactions".


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     CHANGE OF CONVERSION PRICE OF CLASS B COMMON STOCK

     On October 15, 2002, our stockholders approved a change in the conversion price of our Class B common stock held by Jerome R. Mahoney, our president, chief executive officer, chief financial officer and director. On January 13, 2003, we amended our certificate of incorporation to provide that the Class B common stock is convertible into the number of shares of Class A common stock determined by dividing the number of Class B common stock being converted by 50% of the lowest price that we had previously issued our Class A common stock. Previously, each share of Class B common stock was convertible into 100 shares of Class A common stock. Accordingly, the number of shares of Class A common stock to be received by Mr. Mahoney upon conversion of the Class B common stock will be greater as the price of the Class A common stock declines.

     ISSUANCE AND AMENDMENT OF CONVERTIBLE PROMISSORY NOTE

     During the period from June 2000 through December 2002, Mr. Mahoney had sold personal holdings of shares of our Class A common stock and loaned the proceeds of these sales to us to fund our working capital requirements. On March 20, 2001, we executed a promissory note and security agreement in favor of Mr. Mahoney with respect to such loans. As a result, all of our assets are subject to a security agreement with Mr. Mahoney.

     On August 13, 2002, our board of directors approved amendments to the promissory note dated March 20, 2001, to allow for the conversion of amounts due thereunder into (i) one share of Class B common stock for each dollar owed, or
(ii) the number of shares of Class A common stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of our Class A common stock since the first advance of funds under the note, whichever the note holder chooses, or (iii) payment of the principal of the principal of note, before any repayment of interest.

     As of September 30, 2002, the outstanding loan balance including interest, monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $2,009,822. On October 14, 2002, Mr. Mahoney converted $1,504,875 of the amounts owed to him under the promissory note into 1,504,875 shares of Class B common stock. On February 11, 2004, Trey Resources assumed $250,000 of such outstanding indebtedness upon consummation of the spin-off. On August 5, 2005, iVoice Technology, Inc., Deep Field Technologies, Inc. and SpeechSwitch, Inc., each assumed $190,000 of such outstanding indebtedness upon consummation of the spin-offs of these three subsidiaries. As of November 11, 2004, the total balance owed to Mr. Mahoney is $40,172, convertible into 40,172 shares of our Class B common stock, or 658,550,328 shares of our Class A common stock.

     Since we do not have a sufficient number of authorized shares of Class A common stock to issue all of the shares of Class A common stock issuable upon the exercise or conversion of all of our outstanding options, warrants, debentures and Class B common stock, Mr. Mahoney has agreed that, until such time as our right to receive advances under the Equity Line of Credit Agreement expires and until we have increased the number of authorized shares of Class A common stock in an amount sufficient to issue all shares of our Class A common stock underlying all then-outstanding options, warrants, debentures, Class B common stock or other obligations to issue shares of our Class A common stock, Mr. Mahoney will not convert any of his shares of Class B common stock or the balance due under his convertible promissory note, if any such conversion or conversions, in the aggregate, would result in our issuance to Mr. Mahoney of more than 1,200,000,000 shares of our Class A common stock.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     We are not aware of any officer or director that did not comply with
Section 16(a) of the Securities Exchange Act of 1934, as amended, during the fiscal year ended December 31, 2004, except for Jerome R. Mahoney who was late in filing Form 4, but has now filed all required Form 4 for the period ended December 31, 2004 and Frank Esser who failed to file a Form 3 upon his initial election to the Board of Directors. Mr. Mahoney was late filing a Form 4 reporting the sale of an aggregate of 165,063,000 shares of Class A Common Stock in 36 distinct trades during the period of February 13, 2004 through March 30, 2004. Mr. Esser will file his Form 3 within ten days of the date hereof.


CODE OF ETHICS.

     The Company has adopted a Code of Ethics for adherence by its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller to ensure honest and ethical conduct; full, fair and proper disclosure of financial information in the Company's periodic reports filed pursuant to the Securities Exchange Act of 1934; and compliance with applicable laws, rules, and regulations. Any person may obtain a copy of our Code of Ethics by mailing a request to the Company at the address appearing on the front page of the Annual Report on Form 10-KSB.


EXECUTIVE COMPENSATION.

     The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                             Securities
                                                               Other Annual    Restricted    Underlying     All Other
Name and Position(s)              Year    Salary($)   Bonus    Compensation      Stock         Options     Compensation
------------------------------    ----    --------    -----    ------------    ----------    ----------    ------------
Jerome R. Mahoney (1)
   President, Chief Executive     2004    $270,000      0           $0             0              0          $866 (4)
   Officer and Chief Financial    2003    $255,552      0           $0             0              0          $866 (4)
   Officer,                       2002    $232,320      0      $45,605 (3)         0              0          $866 (4)


Kevin Whalen (2)                  2004       $0         0            0             0              0             0
   Chief Financial Officer        2003     $33,333      0            0             0              0             0
                                  2002    $100,000      0            0             0              0             0

________________
(1)  Mr. Mahoney has been serving as our Chief Financial Officer since May 1,
     2003.

(2) Effective May 16, 2000, Mr. Whalen was promoted to Chief Financial Officer and was not subject to any employment contract with iVoice, Inc. Mr. Whalen's employment was terminated on Effective April 30, 2003.

(3) Represents amounts accrued for reimbursement of income taxes paid by Mr. Mahoney on sales of personal holdings of iVoice Class A common shares, the proceeds of which have been loaned to iVoice.

(4) Represents $866 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2004, 2003 and 2002.


 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                      Number of Securities        Value of Unexercised
                    Shares Acquired                  Underlying Unexercised           In-the-Money
                    ----------------                 -----------------------          ------------
                          on             Value       Options/SARs at FY-End      Options/SARs at FY-End
                          ---            ------      -----------------------     ----------------------
                       Exercise         Realized               (#)                        ($)
Name                      (#)             ($)       Exercisable/Unexercisable    Exercisable/Unexercisable
----------------    ----------------    --------    -------------------------    -------------------------
None                       0               0                    0                        0 / 0


COMPENSATION OF DIRECTORS

     Independent directors are paid $3,000 per quarter for serving on the Board of Directors.


EMPLOYMENT CONTRACTS

     On May 1, 1999, the Company entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as the Company's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his average annual amount actually paid by the Company or any parent or subsidiary of the Company to the Executive and included in the Executive's gross income for services rendered in each of the five prior calendar years (or shorter period during which the Executive shall have been employed by the Company) should his employment be terminated following a Change in Control, as defined in the agreement.

     On November 15, 2004, the Company amended the employment agreement with Jerome Mahoney and extended the term for an additional five-year period commencing on May 1, 2004. He will serve as the Company's Chairman of the Board, President and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay Mr. Mahoney a sum of $270,000 the first year with a 10% increase every year thereafter.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following tables set forth certain information regarding the beneficial ownership of our voting securities as of November 11, 2005 of (i) each person known to us to beneficially own more than 5% of the applicable class of voting securities, (ii) our directors, (iii) and each named executive officer and (iv) all directors and executive officers as a group. As of November 11, 2005 a total of 9,994,728,373 shares of Class A common stock outstanding and a total of 1,670,514 shares of our Class B common stock were outstanding. Each share of Class A common stock and Class B common stock is entitled to one vote on matters on which holders of common stock are eligible to vote. The column entitled "Percentage of Total Voting Stock" shows the percentage of total voting stock beneficially owned by each listed party.

     The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 11, 2005, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

                            OWNERSHIP OF COMMON STOCK

                                                                         COMMON STOCK
                                                                      BENEFICIALLY OWNED
                                                              -------------------------------
NAME/ADDRESS                       TITLE OF CLASS                  NUMBER            PERCENT
--------------------------         --------------------       ----------------      ---------
Jerome R. Mahoney                  Class A Common Stock       28,044,475,738(1)        73.8%
c/o iVoice, Inc.                   Class B Common Stock            1,670,514(1)       100.0%
750 Highway 34
Matawan, New Jersey  07747

Frank V. Esser (Director)          Class A Common Stock           14,178,571            0.0%
27 Arden Road
Old Bridge, New Jersey  08857

Director and executive officer     Class A Common Stock       28,058,654,309           73.8%
as a group                         Class B Common Stock            1,670,514          100.0%

___________________________

(1) Includes (i) 450,000 shares of our Class A common stock held by Mr. Mahoney's minor children, (ii) 27,385,475,410 shares of our Class A common stock issuable upon conversion of 1,670,514 shares of our Class B common stock held by Mr. Mahoney, and (iii) 658,550,328 shares of our Class A common stock issuable upon conversion of a promissory note dated March 20, 2001, as amended on August 13, 2002. Pursuant to such promissory note, Mr. Mahoney may, at any time, convert amounts owed to him for monies loaned thereunder and interest thereon into (i) one share of our Class B common stock for each dollar owed, (ii) the number of shares of our Class A common stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A common stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest. At November 11,

     2005, the total balance owed to Mr. Mahoney was $40,172, convertible into 40,172 shares of our Class B common stock, or 658,550,328 shares of our Class A common stock. Since we do not have a sufficient number of authorized shares of Class A common stock to issue all of the shares of Class A common stock issuable upon the exercise or conversion of all of our outstanding options, warrants, debentures and Class B common stock, Mr. Mahoney has agreed that, until such time as our right to receive advances under the Equity Distribution Agreement expires and until we have increased the number of authorized shares of Class A common stock in an amount sufficient to issue all shares of our Class A common stock underlying all then-outstanding options, warrants, debentures, Class B common stock or other obligations to issue shares of our Class A common stock, Mr. Mahoney will not convert any of his shares of Class B common stock or the balance due under his convertible promissory note, if any such conversion or conversions, in the aggregate, would result in our issuance to Mr. Mahoney of more than 1,200,000,000 shares of our Class A common stock.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

During the year ended December 31, 1999, the Company adopted the iVoice Employee Stock Option Plan (the "Plan") in order to attract and retain qualified personnel. Under the Plan, the Board of Directors (the "Board"), in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase the Company's common stock. In accordance with the provisions of the plan, it has been concluded that the 1999 Employee Stock Option Plan was to automatically terminate if the plan did not receive ratification and approval by the affirmative vote of the holders of the majority of the Company's outstanding shares of capital stock within 12 months following the plan adoption. Consequently, no such ratification or approval occurred within the permitted time frame. As a result, all remaining issued and outstanding employee options have been canceled as of December 31, 2003.

   The following table sets forth information as of November 11, 2005 with respect to compensation plans (including individual compensation arrangements) under which our common shares are authorized for issuance, aggregated as follows:

       ALL COMPENSATION PLANS PREVIOUSLY APPROVED BY SECURITY HOLDERS; AND ALL COMPENSATION PLANS NOT PREVIOUSLY APPROVED BY SECURITY HOLDERS.

                               Number of securities to       Weighted average
                               be issued upon exercise       exercise price of       Number of securities
                               of outstanding options,     outstanding options,      remaining available
       Plan category             warrants and rights        warrants and rights      for future issuance
---------------------------     ---------------------      ---------------------     -------------------
                                         (a)                        (b)                      (c)
Equity compensation plans
approved by security
holders                                   0                        $0.00                      0

Equity compensation plans
not approved by security             988,260(1)                   $0.107                      0
holders.

Total                                988,260                      $0.107                      0



(1) Consists of warrants to purchase 988,260 Class A common shares of iVoice, Inc. issued to unrelated third parties for contractual services and fees related to previous financing transactions of the Company. These warrants have exercise prices ranging from $0.047 per share to $0.1458 per share, with a weighted average exercise price of $0.107 per share. These warrants will expire at various times through November, 2006

                                  IVOICE, INC.


                          PROXY/VOTING INSTRUCTION CARD


                                 750 HIGHWAY 34
                                MATAWAN, NJ 07747



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 2005 ANNUAL MEETING ON JANUARY 19, 2006


         The undersigned hereby appoints Jerome Mahoney and Mark Meller, and each or any of them as the attorney, agent and proxy holder of the undersigned, with full power of substitution, to vote all shares of iVoice, Inc. Class A Common Stock entitled to be voted by the undersigned for Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9 referred to on the reverse side of this Proxy Card and described in the proxy statement, and on any other business as properly may come before the annual meeting of shareholders of iVoice, Inc. on January 19, 2006, or any adjournment or postponement thereof.

         This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the Proposals indicated.


                    PLEASE SIGN AND DATE ON THE REVERSE SIDE
                   AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                SEE REVERSE SIDE

                              ____________________


                           /\ FOLD AND DETACH HERE /\

                             YOUR VOTE IS IMPORTANT





                     Please sign, date and return your proxy
                            in the enclosed envelope.

         PLEASE MARK YOUR
[X]      VOTES AS IN
         THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. The board of directors recommends a vote FOR each of the following Proposals.

1. To approve the grant of discretionary authority for the Board of Directors to declare a cash dividend to Class A Common Stock shareholders of $1.5 million.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

2. To approve the grant of discretionary authority for the Board of Directors to effect the repurchase of sixty percent (60%) of the issued and outstanding Class B Common Stock shares for $1.5 million.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

3. To approve the grant of discretionary authority for the Board of Directors to effect a 1 for 200 reverse split of the Class A Common Stock by amending the Certificate of Incorporation.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

4. To consider and approve the authorization of 10 billion or 20 billion shares of Class A Common Stock, as the case may be.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

5. To approve the grant of discretionary authority for the Board of Directors to effect the buyback by the Company of the Class A Common Stock.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

6.   To elect members of the Board of Directors:

     Jerome Mahoney

     FOR |_|           TO WITHHOLD AUTHORITY |_|

     Frank Esser

     FOR |_|           TO WITHHOLD AUTHORITY |_|

7. To consider and approve the iVoice, Inc. Amended and Restated 2003 Stock Incentive Plan (the "2003 Plan").

     FOR |_|           AGAINST |_|               ABSTAIN |_|

8. To ratify our Board of Directors' selection of Bagell Josephs Levine & Company, LCC to audit our financial statements for the fiscal year ending December 31, 2005.

     FOR |_|           AGAINST |_|               ABSTAIN |_|

9. Filing an amendment to our Certificate of Incorporation to change our name to [XYZ Corp.]

     FOR |_|           AGAINST |_|               ABSTAIN |_|

The Board of Directors recommends you vote FOR the above proposals. This proxy, when properly, executed will be voted in the manner directed above. In the absence of direction for the above proposals, this proxy will be voted FOR the proposals.

                         (Continued on the other side.)

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Please print the shareholder name exactly as it appears on your stock certificate. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.




                                           Dated: ______________________________



                                           _____________________________________
                                                        (Print Name)


                                           _____________________________________
                                                   (Authorized Signature)

                                                                      APPENDIX A

                                  IVOICE, INC.
                            2005 STOCK INCENTIVE PLAN


1. PURPOSES.

The purpose of the iVoice, Inc. 2005 Stock Incentive Plan (the "Plan") is to (i) provide long-term incentives and rewards to employees, directors, independent contractors or agents ("Eligible Participants") of iVoice, Inc. ("the Company") and its subsidiaries; (ii) assist the Company in attracting and retaining employees, directors, independent contractors or agents with experience and/or ability on a basis competitive with industry practices; and (iii) associate the interests of such employees, directors, independent contractors or agents with those of the Company's stockholders.

2. EFFECTIVE DATE.

The Plan is effective as of the date it is adopted by the Board of Directors of the Company and Awards may be made under the Plan on and after its effective date.

3. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors of the Company (hereinafter referred to as the "Board") and the Board shall be so constituted as to permit the Plan to comply with the disinterested administration requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "outside director" requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Board shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to select the Eligible Participants to be granted awards under the Plan, to determine the type, size and terms of awards to be made to each Eligible Participant selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Board shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable and to interpret same. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company stockholders, any participants in the Plan and any other Eligible Participant of the Company.

All employees of the Company and all employees of Affiliates shall be eligible to participate in the Plan. The Board, in its sole discretion, shall from time to time designate from among the eligible employees and among directors, independent contractors or agents those individuals who are to receive awards under and thereby become participants in the Plan. For purposes of the Plan, "Affiliate" shall mean any entity, as may from time to time be designated by the Board, that is a subsidiary corporation of the Company (within the meaning of Section 424 of the Code), and each other entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

4. AWARDS.

(a) Types. Awards under the Plan shall be made with reference to shares of the Company common stock and may include, but need not be limited to, stock options (including non-statutory stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), warrants, dividend equivalents, stock awards, restricted stock, phantom stock, performance shares or other securities or rights that the Board determines to be consistent with the objectives and limitations of the Plan. The Board may provide for the issuance of shares of the Company common stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of the Company common stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall (i) be equal or greater than to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law and (ii) to the extent necessary to comply with Rule 16b-3 of the

Exchange Act, be equal to or greater than 50% of the fair market value of such shares on the date of grant of such award. The Board may make any other type of award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) Performance Goals. The Board may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or its Affiliates as it may select.

(c) Rules and Policies. The Board may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the exercise or payment of such awards.

5. SHARES OF STOCK SUBJECT TO THE PLAN.

The shares that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of twenty percent (20%) of the issued and outstanding shares of the Company's Class A Common Stock, no par value per share, as determined by the Board from time to time. Any shares subject to an award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan.

6. PAYMENT OF AWARDS.

The Board shall determine the extent to which awards shall be payable in cash, shares of the Company common stock or any combination thereof. The Board may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of the Company common stock or a combination thereof shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7. VESTING.

The Board may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of the Company common stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

8. DILUTION AND OTHER ADJUSTMENT.

In the event of any change in the outstanding shares of the Company common stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as the Board determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of the Company ), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in Section 4 or Section 5 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.

9. MISCELLANEOUS PROVISIONS.

(a) Rights as Stockholder. A participant under the Plan shall have no rights as a holder of the Company common stock with respect to awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

(b) Assignment to Transfer. No award under this Plan shall be transferable by the participant or shall be subject to any manner of alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to the Company), except (i) by will or the laws of the descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include such beneficiaries or legal representatives of the holders or participant unless the context otherwise expressly requires); (ii) subject to the prior approval of the Board, for transfers to members of the participant's immediate family, charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, trusts whose beneficiaries are members of the participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Board in each case subject to the condition that the Board be satisfied that such transfer is being made for the estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration) being received therefor. Except as provided above, during the lifetime of a participant, awards hereunder are exercisable only by, and payable only to, the participant.

(c) Agreements. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall adopt.

(d) Compliance with Legal Regulations. During the term of the Plan and the term of any awards granted under the Plan, the Company will at all times reserve and keep available such number of shares as may be issuable under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for the Company in order to grant shares of the Company common stock, or options to purchase such stock or other awards hereunder, and transfer, issue or sell such number of shares of common stock as shall be sufficient to satisfy the requirements of any options or other awards. If in the opinion of counsel for the Company the transfer, issue or sale of any shares of its stock under the Plan shall not be lawful for any reason including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Company shall not be obligated to transfer, issue or sell any such shares. In any event, the Company shall not be obligated to transfer, issue or sell any shares to any participant unless a registration statement which complies with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act and any other applicable securities laws, or the Company receives evidence satisfactory to the Board that the transfer, issuance or sale of such shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act. the Company's obligation to issue shares upon the exercise of any award granted under the Plan shall in any case be subject to the Company being satisfied that the shares purchased are being purchased for investment and not with a view to the distribution thereof, if at the time of such exercise a resale of such shares would otherwise violate the Securities Act in the absence of an effective registration statement relating to such shares.

(e) Withholding Taxes. the Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of awards in cash or the Company common stock shall be subject to currency or other restrictions imposed by any government.

(f) No Rights to Award. No Eligible Participant or other person shall have any right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or its subsidiaries, which are hereby reserved, to discharge the employee at any time for any reason whatsoever, with or without good cause.

(g) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any award or to any Eligible Participant receiving an award.

(h) Funding of Plan. The Plan shall be unfunded. the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

10. AMENDMENTS AND TERMINATION.

(a) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

Unless the majority of the directors of the Company present, or represented, and entitled to vote at a meeting of directors shall have first approved thereof, no amendment of the Plan shall be effective which would (i) increase the maximum number of shares referred to in section 5 of the Plan or the maximum awards that may be granted pursuant to section 4 of the Plan to any one individual or (ii) extend the maximum period during which awards may be granted under the Plan. For purposes of this section 10 (a), any (A) cancellation and re-issuance or (B) repricing of any awards made under the Plan at a new option price shall not constitute an amendment of this Plan.

With consent of the Eligible Participant adversely affected, the Board may amend outstanding agreements evidencing awards under the Plan in a manner not inconsistent with the terms of the Plan.

(b) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after December 19, 2015.